                               SUBSCRIPTION AGREEMENT
                                        FOR
                                   SERIES B STOCK
                                  (NEW INVESTORS)

       This SUBSCRIPTION AGREEMENT, dated as of the ___ day of October, 1997, is made between JAMtv Corporation, a Delaware corporation (the "Company"), and __________________________________________, being referred to herein as the
"Subscriber."

                                W I T N E S S E T H :

       WHEREAS, the Company is authorized to issue a series of shares of Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Stock"), such Series B Stock having the rights, preferences, and privileges as set forth in the Company's Second Amended and Restated Certificate of Incorporation;

       WHEREAS, the Company desires to issue to the Subscriber, and the Subscriber desires to purchase and receive from the Company, shares of Series B Stock as described in this Agreement; and

       WHEREAS, in connection with the offer and sale of the Series B Stock hereunder, the Subscriber shall become a party to that certain Stockholders' Agreement, dated as of June 2, 1997, among the Company and the other parties named therein, as amended from time to time (the "Stockholders' Agreement");

       NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

       1.      PURCHASE OF SHARES

               1.1 ISSUANCE OF SHARES. Subject to the terms and conditions of this Agreement, Subscriber hereby subscribes for, and the Company agrees to sell to Subscriber, an aggregate of __________ shares of the Series B Stock (the "Subscribed Shares") upon the terms and conditions of this Agreement. The purchase by and sale to the Subscriber of the Subscribed Shares is made only by means of this Agreement and any supplements or amendments hereto. The Subscriber hereby agrees that this subscription is and shall be irrevocable.

               1.2 CONSIDERATION FOR SHARES. The consideration to the Company for the Subscribed Shares shall be $5.00 per share (the "Purchase Price"), and the representations, warranties, covenants, and other undertakings of Subscriber set forth herein. Simultaneously with the execution of this Agreement, the Subscriber shall pay to the Company the Purchase Price in cash or such other form of immediately available funds as is acceptable by the Company.
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       2.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company
hereby represents and warrants to, and covenants with, the Subscriber as follows:

               2.1 ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as presently conducted and as proposed to be conducted and to carry out the transactions contemplated by this Agreement.

               2.2 AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement has been duly authorized by all requisite corporate action by the Company, and this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally or equitable principles.

       The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, the compliance with the provisions hereof by the Company and the issuance, sale and delivery of the Subscribed Shares and the Series B Reserved Shares (as defined in Section 2.4 below) by the Company will not:

               (a) violate any court order or legal requirement applicable to the Company or any of its properties or assets,

               (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any encumbrance upon any of the properties or assets of the Company under,
       (i) the Certificate of Incorporation, (ii) the by-laws of the Company or
       (iii) any note, indenture, mortgage, lease agreement or other contract, agreement or instrument to which the Company is a party or by which it or any of its properties or assets is bound or affected, or

               (c) require the approval, consent, authorization or act of, or the making of any declaration, filing or registration with, any person (other than such notifications or filings required under applicable state securities laws, if any, which shall be made by the Company on a timely basis).

               2.3 CAPITALIZATION. (a) The authorized capital stock of the Company immediately prior to the consummation of the transactions contemplated hereby shall consist of:

               (i) 2,500,000 shares of Series A Preferred Stock, of which 1,666,666 shares of Series A-I Convertible Preferred Stock are outstanding;

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               (ii)  8,000,000 shares of Common Stock, of which (x) 1,150,530 shares shall have been validly issued and be outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof; (y) 2,500,000 shares shall have been duly reserved for issuance upon the conversion of the Series A Preferred Stock, and (z) 400,000 shares shall have been duly reserved for issuance upon conversion of the Series B Stock;

               (iii) 400,000 shares of Series B Preferred Stock, none of which are outstanding; and

               (vi) 1,600,000 shares of preferred stock, par value $.01 per share, issuable in series, of which none are outstanding.

               (b) Except as set forth on SCHEDULE 2.3(b) hereto, there are no preemptive or similar rights to purchase or otherwise acquire shares of the capital stock of the Company pursuant to any provision of law, the Certificate of Incorporation or by-laws of the Company (in each case as amended and in effect on the date hereof), or any agreement to which the Company is a party; and, there is, to the best knowledge of the Company, no agreement, restriction or encumbrance (such as a right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement, stockholders' agreement, etc.) with respect to the sale or voting of any shares of capital stock of the Company (whether outstanding or issuable upon conversion or exercise of outstanding securities). The transactions contemplated by this Agreement will not trigger any anti-dilution protection provisions given by the Company to any person or entity (including without limitation, any stockholder, lender, warrant holder, lessor and/or licensee).

               2.4 ISSUANCE OF SERIES B STOCK AND RESERVATION OF SERIES B RESERVED SHARES. The Company has authorized (a) the issuance of up to 400,000 shares of Series B Stock, and (b) the reservation of such number of shares of Common Stock as is necessary, but not less than 400,000 shares of Common Stock, for issuance upon conversion of the Series B Stock (such reserved shares being referred to herein as the "SERIES B RESERVED SHARES").

               2.5 AUTHORIZATION OF THE SERIES B STOCK AND SERIES B RESERVED SHARES. The authorization, issuance, sale and delivery of the Series B Stock and the authorization, reservation, issuance, sale and delivery of the Series B Reserved Shares have been duly authorized by all requisite corporate action of the Company, and when issued, sold and delivered in accordance with this Agreement, the Series B Stock and the Series B Reserved Shares will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, and not subject to preemptive or any other similar rights of the stockholders of the Company or others. The terms, designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of the Series B Stock are as stated in the Certificate of Incorporation.

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

       3. REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE SUBSCRIBER. The Subscriber represents and warrants to the Company as follows:

               (i) The Subscriber is acquiring the Series B Stock being purchased by it hereunder for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) The Subscriber understands that (i) the Series B Stock has not been, and that the Series B Reserved Shares will not be, registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act and (ii) the Series B Stock and the Series B Reserved Shares may not be sold unless such disposition is registered under the Securities Act or is exempt from registration;

               (iii) The Subscriber further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Subscriber) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts;

               (iv) The Subscriber has not employed any broker or finder in connection with the transactions contemplated by this Agreement;

               (v) The Subscriber is an "Accredited Investor" (as defined in Rule 501(a) under the Securities Act);

               (vi) The Subscriber has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement;

               (vii) The Subscriber has been furnished with any materials which the Subscriber has requested relating to the Company, its business and financial condition, the offering of the Series B Stock, and the simultaneous offering of the Series A-II Convertible Preferred Stock of the Company, and the Subscriber has been afforded an opportunity to ask questions and receive answers concerning such matters;

               (viii) The Subscriber has full power and authority without the consent or approval of any court, agency or other third party, to enter into and perform this Agreement. This Agreement has been duly authorized by all necessary action on the part of the Subscriber. When duly executed and delivered this Agreement will constitute a valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with its terms except to the extent that enforceability

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

       may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally or equitable principles.

       4.      MISCELLANEOUS PROVISIONS.

               4.1 TRANSFER TAXES. The Company will be liable for and will pay, and will hold the Subscriber harmless from, any and all liability with respect to any stamp, transfer or similar taxes arising from the execution, delivery or performance of this Agreement or any modification, amendment or alteration of the terms or provisions of this Agreement, and that it will similarly be liable for, pay and hold the Subscriber harmless from all issue taxes in respect of the issuance of the Series B Stock and the Series B Reserved Shares to such Subscriber.

               4.2 EXCHANGES; LOST, STOLEN OR MUTILATED CERTIFICATES. Upon surrender by the Subscriber to the Company of any certificate representing shares of Series B Stock or Series B Reserved Shares purchased or acquired hereunder, the Company at its expense will issue in exchange therefor, and deliver to such Subscriber, a new certificate or certificates representing such shares, in such denominations as may be requested by such Subscriber. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing any Series B Stock or Series B Reserved Shares purchased or acquired by the Subscriber hereunder, and in case of any such loss, theft or destruction, upon delivery of any indemnity agreement satisfactory to the Company, or in any case of any such mutilation, upon surrender and cancellation of such certificate, the Company at its expense will issue and deliver to such Subscriber a new certificate for such Series B Stock or Series B Reserved Shares of like tenor, in lieu of such lost, stolen or mutilated certificate.

               4.3 NO BROKER'S COMMISSION. The Subscriber and the Company agree that none of the parties has employed or retained any person, firm, or Company as a broker, dealer, or sales agent to bring about or to represent any of them in the transaction contemplated by this Agreement.

               4.4 CONSTRUCTION. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Illinois without giving effect to the conflict of law provisions thereof.

               4.5 SURVIVAL OF REPRESENTATIONS. All representations, warranties, covenants, and agreements made herein shall survive the execution and delivery of this Agreement.

               4.6 NOTICES. All notices hereunder shall be in writing and shall be deemed to have been given at the time when mailed by certified mail, return receipt requested and postage prepaid, addressed as follows:

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

               If to the Company:

                      JAMtv Corporation
                      640 North LaSalle Street, Suite 560
                      Chicago, IL 60610
                      Facsimile: (312) 642-0616
                      Attention: Howard Tullman

                      with a copy to:

                      Freeborn & Peters
                      311 South Wacker Drive, Suite 3000
                      Chicago, IL 60606
                      Facsimile: (312) 360-6596
                      Attention:  Michael E. Shabat

               If to the Subscriber:

                      ___________________________________

                      ___________________________________

                      ___________________________________

                      Facsimile:_________________________

               4.7 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company, the Subscriber, and their respective successors and permitted assigns. The Subscriber shall not assign this Agreement without the prior written consent of the Company.

               4.8 AMENDMENTS AND WAIVERS. This Agreement and the exhibit hereto set forth the entire understanding of the parties with respect to the investment contemplated hereby. This Agreement may be amended only by an instrument in writing signed by both parties.

               4.9 INTERPRETATION. In case any or one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

               4.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

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

               4.11 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not constitute a part hereof.

               4.12 STOCKHOLDERS' AGREEMENT. The Subscriber hereby agrees that by executing and delivering this Agreement, the Subscriber and the shares acquired pursuant hereto shall be bound by all of the terms and conditions of the Stockholders' Agreement, a copy of which is set forth as EXHIBIT A hereto, including but not limited to restrictions on transfer.

               4.13 REGISTRATION RIGHTS. The shares issuable upon conversion of the Subscribed Shares shall be "Registrable Securities" within the meaning of the Registration Rights Agreement, dated as of June 2, 1997, by and among the Company and the parties named therein, a copy of which is set forth as EXHIBIT B, and the Subscriber, by executing and delivering this Agreement, agrees to be bound by the terms and conditions thereof.


                               [Signature Page Follows]








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

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                             JAMTV CORPORATION


                                             By:
                                                 ----------------------------
                                                    Howard Tullman, CEO


                                             SUBSCRIBER


                                             --------------------------------
                                             [Print Name]


                                             By:
                                                 ----------------------------
                                             Name:
                                             Title:


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